Letter of Transmittal
for Certificates Formerly Representing Common Stock
of
MedSolutions, Inc.
Surrendered in Connection with the Merger of
TMW Acquisition Corporation
into
MedSolutions, Inc.
Exchange Agent for the Merger
LaSalle Bank, National Association
Delivery Instructions:
By mail or overnight delivery to:
LaSalle Bank, N.A.
Attention: Shareholder Services
135 South LaSalle Street, Suite 1811
Chicago, Illinois 60603
Confirmation: (312) 904-2312
     This Letter of Transmittal must be completed, signed and delivered to the Exchange Agent if certificates formerly representing shares of MedSolutions, Inc. are to be surrendered for payment of the merger consideration in connection with the merger of TMW Acquisition Corporation with and into MedSolutions, Inc.

Description of Shares of Common Stock Surrendered
(See Instruction 2)
Total Number of
Certificate	Shares Represented	Name(s) and Address(es) of Registered Holder(s)
Number(s)	By Certificate	(Please complete, if blank)

Total Shares

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:
     In accordance with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 6, 2007 entered into by Stericycle, Inc. (“Stericycle”), TMW Acquisition Corporation (“MergerSub”) and MedSolutions, Inc. (the “Company”) providing for the merger of MergerSub with and into the Company (the “Merger”), the certificate or certificates (whether one or more, the “Certificates”) representing the shares described on the preceding page (the “Shares”) are hereby surrendered to you, as the Exchange Agent, in exchange for, in respect of each Share:
     (a) the Cash Consideration Per Share of $0.50 (less the Share’s Pro Rata portion of the $125,000 deposited into the Shareholder Representative Holdback Account pursuant to Section 7.3(c) of the Merger Agreement);
     (b) the Note Consideration Per Share of $1.50; and
     (c) the Share’s Pro Rata fractional interest in the Shareholder Representative Holdback Account.
     A Share’s Pro Rata portion or fractional interest mean a 1/27,161,935 share or fractional interest. Capitalized terms that are not defined in this Letter of Transmittal have the same meanings that they have in the Merger Agreement.
     The aggregate Note Consideration Per Share for the Shares will be paid, as the undersigned elects, by:
     (i) either a 4.5% Note due 2014 in the principal amount equal to the aggregate Note Consideration Per Share for the Shares, or
     (ii) a 3.5% Note (Letter of Credit Supported) due 2014 in the principal amount equal to the aggregate Note Consideration Per Share for the Shares, or
     (iii) a 4.5% Note due 2014 and a 3.5% Note (Letter of Credit Supported) due 2014 in the aggregate principal amount equal to the aggregate Note Consideration Per Share for the Shares.
     In respect of the aggregate Note Consideration Per Share for the Shares, the undersigned elects to have the following percentage, if any, paid by a 4.5% Note due 2014 and the following percentage, if any, paid by a 3.5% Note (Letter of Credit Supported) due 2014:

3.5% Note
	4.5% Note		(Letter of Credit Supported)		Total
	due 2014		due 2014		Percentage*
Percentage		%		%		%

*	The total must equal (but may not exceed) 100%.

     The undersigned understands that the surrender of Certificates shall not be deemed to have been in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal properly completed and signed, together with all required documents, in form satisfactory to Stericycle and the Exchange Agent. All questions as to the documents, validity, form, eligibility and acceptance for payment of any Certificates surrendered pursuant to any of the procedures described in this Letter of Transmittal shall be determined by the Exchange Agent, and its reasonable determination shall be final and binding.
     The undersigned hereby irrevocably constitutes the Exchange Agent, or its designee or appointee, his, her or its true and lawful attorney-in-fact with respect to the Certificates surrendered, to deliver such Certificates together with all accompanying evidences of authority, against receipt therefor (as the undersigned’s agent) of the Merger Consideration as provided in the Merger Agreement and in this Letter of Transmittal (such power of attorney being deemed a power coupled with an interest).
     The undersigned hereby represents and warrants that as of the date hereof the undersigned is, and as of the effective date of the Merger the undersigned was, the registered holder of the Shares, with good title to the Shares and full power and authority to sell, assign and transfer the Shares represented by the Certificates, free and clear of all liens, claims, restrictions, charges and encumbrances of any kind whatsoever and not subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents necessary or desirable to complete the proper surrender of the Certificates. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by and shall survive the death or incapacity of the undersigned.
     No interest will accrue on any amounts payable hereunder.
     The undersigned understands that you, as the Exchange Agent or in any other capacity, have no responsibility or liability for the administration of the Shareholder Representative Holdback Account.

INSTRUCTIONS
     1. Guarantee of Signatures. Signatures on this Letter of Transmittal need not be guaranteed if: (a) this Letter of Transmittal is signed by the registered holder(s) of the Certificates transmitted herewith and such holder(s) has (have) not completed the instruction entitled “Special Payment Instruments” and/or “Special Delivery Instructions” on this Letter of Transmittal; or (b) such Certificates are transmitted for the account of an Eligible Institution. In all other cases, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each of the foregoing constituting an “Eligible Institution”). See Instruction 4.
     2. Delivery of Letter of Transmittal and Certificates; Lost Certificates. Certificates surrendered, as well as a properly completed and duly executed Letter of Transmittal, any required signature guarantees and any other documents required by this Letter of Transmittal, must be delivered to the Exchange Agent at its address set forth on the cover of this Letter of Transmittal. In the event that your Certificates have been lost or destroyed, please indicate this on the face of this Letter of Transmittal. The Exchange Agent will forward you additional documentation that you must complete in order to effectively surrender lost or destroyed Certificates. A surety bond may be required. All questions as to the documents, validity, form, eligibility and acceptance for payment of any Certificates surrendered pursuant to any of the procedures described herein will be determined by the Exchange Agent, and its reasonable determination shall be final and binding. Delivery of Certificates surrendered hereby shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery thereof to the Exchange Agent. Delivery of documents to an address other than the address set forth on the cover of this Letter of Transmittal does not constitute delivery to the Exchange Agent. The surrender of Certificates will be deemed made only when this Letter of Transmittal and any other documents are actually received by the Exchange Agent.
     The method of delivery of Certificates and the other required documents is at the option and risk of the tendering holder. If sent by mail, registered mail with return receipt requested, is recommended.
     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule and attached hereto.
     4. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Certificates transmitted hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificates without alteration, enlargement or any change whatsoever.
     If any of the Certificates transmitted hereby are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.
     If any of the Certificates transmitted hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
     When this Letter of Transmittal is signed by the registered holder(s) of the Certificates listed and transmitted hereby, no endorsements of certificates or separate stock powers or signature guarantees are required. If, however, this Letter of Transmittal is signed by a person other than the registered holder(s), then the Certificates transmitted hereby must be endorsed or accompanied by appropriate stock powers. An Eligible Institution must guarantee all signatures on such Certificates or stock powers and on this Letter of Transmittal if special payment instructions are given.
     If this Letter of Transmittal or any Certificate is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Exchange Agent of this authority so to act must be submitted.

     5. Special Payment and Delivery Instructions. If a check is to be issued in the name(s) of person(s) other than the signer(s) of this Letter of Transmittal or if a check is to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.
     6. Requests for Assistance and Additional Copies. Request for assistance may be directed to the Exchange Agent or to your broker, dealer, commercial bank or trust company. Additional copies of this Letter of Transmittal and the Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Exchange Agent at the address set forth above.
     7. Substitute Form W-9. Each tendering holder is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”), generally the holder’s social security or federal employer identification number, on Substitute Form W-9, which is provided below. You must cross out Item (2) in the certification box on the Substitute Form W-9 if you are subject to backup withholding. Failure to provide the information on the form may subject the tendering holder to 30% federal income tax withholding on the payments made to the holder or other payee with respect to their Certificates. The box in Part 3 of the form may be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within sixty (60) days, thereafter the Exchange Agent will withhold 30% of all payments of the Merger Consideration until a TIN is provided to the Exchange Agent.
     8. No Conditional Surrender. No alternative, conditional or contingent surrender of Certificates will be accepted.
     9. Miscellaneous and Inquires. All inquires regarding the surrender of shares and the Letter of Transmittal should be directed to the Exchange Agent at the address listed above or by calling the Exchange Agent at 1-(800) 246-5761.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4 and 5)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4 and 5)
To be completed ONLY if the check for the cash Merger Consideration is to be issued in the name of someone other than the registered holder.	To be completed ONLY if the check for the cash Merger Consideration is to be sent to someone other than the registered holder or to the registered holder at an address other than that below.

☐ Issue check to:	Mail check to:

Name:	Name:

(Please print)	(Please print)
Address:	Address:

(Zip Code)	(Zip Code)

(Taxpayer Identification or Social Security No.):	(Taxpayer Identification or Social Security No.):

☐ Wire instructions enclosed.

SIGN HERE

Also complete Substitute Form W-9

Signature(s) of Holder(s):

Dated:                                        , 2007
(Must be signed by registered holder(s) exactly as name(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by an officer of a corporation, attorney-in-fact, executor, administrator, trustee, guardian or other person(s) acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name(s):

(Print Name)

Capacity (Full Title):

Address:

Area Code and Tel. No:

Taxpayer Identification or Social Security Number:

GUARANTEE OF SIGNATURE(S)
(If Required—See Instructions 1 and 4)

Authorized Signature:

Name(s):

(Please print)

Name of Firm:

Address:

Area Code and Tel. No.:	Dated:

REMEMBER TO ENCLOSE YOUR CERTIFICATES

IMPORTANT TAX INFORMATION
     Under federal tax law, a holder who transmits Certificates hereby is required by law to provide the Exchange Agent with such holder’s correct TIN on Substitute Form W-9 below. If such holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder or other payee with respect to Certificates may be subject to backup withholding.
     Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit to the Exchange Agent a properly completed Internal Revenue Form W-8, signed under penalties of perjury, attesting to that holder’s exempt status. A Form W-8 can be obtained from the Exchange Agent.
     If backup withholding applies, the Exchange Agent is required to withhold 30% of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
Purpose of Substitute Form W-9
     To prevent backup withholding on payments made to a holder or other payee with respect to Certificates, the holder is required to notify the Exchange Agent of the holder’s correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (1) the holder is not subject to backup withholding, or (2) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (3) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding, and the holder is a U.S. person (including a U.S. resident alien).
What Number to Give the Exchange Agent
     The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the Certificates. If the Certificates are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

NOTE:	Failure to complete and return Substitute Form W-9 may result in backup withholding of 30% of any payments made to you pursuant to the Merger. Please review the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional details.

CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9
Payer’s Name: LaSalle Bank, N.A.
(See Instruction 7)

SUBSTITUTE FORM W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s)
Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)		OR Employer Identification Number:
Part 2—
Certification — under penalties of perjury, I certify that:
(1) 1. The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me).
(2) 2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am not longer subject to backup withholding.
(3) 3. I am a U.S. person (including a U.S. resident alien).
	Certification instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.	Part 3— Awaiting TIN [ ]

Please sign here (X) SIGNATURE(S)		Date:_____________

(Print Name)
Telephone (____)_________
(Signature(s) of Registered Owner(s) or Authorized Agent) Your signature is both acknowledgement of the terms of the exchange of your Certificates and certification of your Taxpayer Identification Number.
You must complete the following certificate if you
checked the box in Part 3 of Substitute Form W-9.

Certificate of Awaiting Taxpayer Identification Number
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 30% of all reportable payments made to me thereafter will be withheld until I provide a taxpayer identification number.

Signature	Date